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                                                                   EXHIBIT 10.21

                              SUBLEASE AGREEMENT

1.   PARTIES:

     This Sublease is entered by and between Attachmate Corporation, a Washington corporation (hereinafter called "Sublessor"), and Vicinity Corporation, a California corporation (hereinafter called "Sublessee"), as a Sublease under the Lease, dated July 16, 1993 as amended by First Amendment to Lease dated May 13, 1994 and Second Amendment to Lease dated November 4, 1994, (hereinafter called the "Lease"), entered into by, LincolnWhitehall Pacific, LLC, a Delaware limited liability company, (hereinafter called "Lessor"), the successor in interest to the original "Landlord" under the Lease, San Bernardino County Employees Retirement System, a California Public Agency, as "Landlord", and Attachmate Corporation (Sublessor under this sublease, and as successor in interest to The Wollongong Group Inc.) as "Tenant", a copy of the Lease and amendments thereto is attached and designated Exhibit A and made a part hereof.

2.   PROVISIONS CONSTITUTING SUBLEASE:

     (a) This Sublease is subject to all of the terms and conditions of the Lease attached as Exhibit A and Sublessee shall by the execution of this Sublease assume and perform the obligations of Sublessor and Lessee in said lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the subleased premises any act or omission which shall violate any terms or conditions of the Lease. In the event of the termination of Sublessor's interest as Lessee under the Lease, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor or Lessor to Sublessee.

     (b) All of the terms and conditions contained in the Lease attached as Exhibit A, are incorporated herein except for paragraph 4.1 as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraph set out in the Sublease, shall he the complete terms and conditions of this Sublease.

3.   PREMISES:

     Sublessor leases to Sublessee and Sublessee hires from said Sublessor the following described pretenses together with the appurtenances, situated in the City of Palo Alto, County of Santa Clara, State of California: a one (1) story industrial/office building having the street address of 1135 San Antonio Road, Budding C, Palo Alto, California, those certain Premises containing 10,370 rentable square feet, (hereinafter called the "Premises"), outlined on the floor plan attached to the Lease designated as Exhibit A.

4.   TERM:

     (a) The term of this Sublease shall be for a period of forty five (45) months commencing on October 1, 1996, (hereinafter called the "Commencement
Date" and ending on June 30, 2000, (hereinafter called the "Termination Date"). Sublessee shall have the right to occupy the Premises prior to the Commencement Date, for the purposes of installing its equipment, furniture, fixtures and all related cabling.
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     (b)  In the event Sublessor is unable to deliver possession of the Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or avoidable but Sublessee not shall be liable for rent until such time as Sublessor offers to deliver possession of the Premises to Sublessee. The term hereof shall not be extended by such delay. If Sublessee with Sublessor's consent, takes possession prior to the Commencement Date, Sublessee shall do so subject to all of the covenants and conditions hereof and shall pay rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term, prorated at the rate of 1/30th thereof per day.

5.   RENTAL:

     (a) Sublessee shall pay to Sublessor without deduction, setoff, prior to notice or demand as base rental and expenses the sum of $15,555.00 per month in advance on the first day of each month in lawful money of the United States of America, commencing on the Commencement Date and continuing throughout the balance of the term, subject to the rent credit as described in Section 6 below.

     (b) Sublessee shall pay to Sublessor "Additional Rent" for the Premises according to the terms and conditions set forth in Paragraph 4.2 of the Lease. "Tenant's Percentage Share" of Operating Expenses and Real Property Taxes as defined in the Lease shall be 15.17% calculated by dividing the approximate number of square feet contained within the Premises by the number of approximate number of square feet contained within the Industrial Center. Sublessee's obligation to pay the "Tenant's Percentage Share" of Operating Expenses shall be equitably pro-rated to reflect the Commencement Date and Termination Date of the Sublease.

     (c) Monthly rent for any partial month shall be prorated at the rate of 1/30th of monthly rental per day. Rent shall be paid to Sublessor at 3617 131/st/ Ave. S.E., Bellevue, WA 98006, Attention: Controller, Finance Department, or at such other place or places as Sublessor may from time to time direct.

     (d) Receipt of $15,555.00 or a pro rata portion thereof is hereby acknowledged by Sublessor as rental for the first month, and the additional amount of $46,665.00 is deposited as security for the faithful execution of this Sublease. If Sublessee has performed all the terms and conditions of this Sublease throughout the term, then upon Sublessee vacating the Premises, and subject to the surrender of the Premises to Sublessor in the same condition as received, broom-clean and in good order, condition and repair, ordinary wear and tear excepted, and subject to the Sublessee not being in a holdover position as defined in Section 32 of the Lease, the security deposit shall be returned to Sublessee by Sublessor after deduction of any sums owing to Sublessor.

6.   TENANT IMPROVEMENTS:

     Sublessor and Sublessee agree the Premises are leased to Sublessee "as is" with no additional improvements except as hereinafter provided. Sublessor agrees to leave the Premises in broom clean condition prior to Sublessee's occupancy. Sublessee will directly pay the cost of additional improvements to the Premises. These additional improvements will consist of repairing holes in walls, painting of all offices, cleaning of existing carpets, waxing of the tile floor, and any other minor repair which Sublessor and Sublessee shall `agree to during a visual inspection prior to Sublease execution. The cost to Sublessee for the improvements will not exceed the contract price negotiated between Sublessor and the contractor of Sublessor's choice, but in no event will exceed $8,500.00. Sublessor, upon receipt of valid
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invoices will credit Sublessee's rent to cover the cost of these improvements over the first three month's of the Term.

7.   SIGNAGE:

     Sublessee will have the right to install, subject to Lessor's approval., and at its own expense on the Premises, signs conforming to all laws and regulations, subject to any existing restrictions outlined in the Lease and suitable for its purpose in the conduct of its business and which shall remain the property of Sublessee. Sublessee shall be responsible for proper maintenance and upkeep of its signage and for any damage to the Premises caused by the signage. In addition, Sublessee will be obligated to remove all such signage at the end of the term hereof, and to repair any damage resulting from such removal. Lessor by its consent to this Sublease, hereby consents to the Sublessee's right to install signs on the Premises provided Sublessee complies with the requirements of Paragraph 43 of the Lease. Lessor by its consent to this Sublease, hereby also agrees to list Sublessee's full name and location within the Building in the Building directory, at Sublessee's sole cost.

8.   USE:

     Sublessee shall use the Premises for office, marketing and other legally related uses as permitted in the Lease and for no other purpose without the prior written consent of Sublessor, Sublessee's business shall be established and conducted through out the term hereof in a first-class manner. Sublessee shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation, nor permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not do or suffer anything to be done upon the Premises which cause structural injury to the premises or the building of which the same for a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate or shake the Premises or the budding of which they are a part. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Premises. Sublessee shall not leave the Premises unoccupied or vacant during the term. No musical instrument of any sort or any noise-making device will be operated or allowed upon the Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the budding or any part thereof. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other right or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such art or use.

9.   NOTICES:

     All bills statements, notices or communications which either Sublessor or Sublessee may desire or be required to give to the other pursuant to this Sublease will be in writing and either delivered to the other party personally or sent by registered or certified mail return receipt requested addressed as set. forth below, all such notices being effective within three business days following mailing, if mailed by registered or certified mail, addressed to Sublessor or Sublessee at the addresses designated as follows:
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To Attachmate: Attachmate Corporation   To Vicinity Corporation: at the Premises
               3617 131/st/ Avenue S.E.
               Bellevue, WA 98006
               Attn: Legal Department
               Fax No. (206) 649-6390

10.  SUBLESSOR'S OPTION TO CANCEL:

     Sublessor shall have the option to cancel this Sublease upon ninety (90) days written notice to Sublessee if by December 31, 1996, Sublessee has not received at least five million ($5,000,000) in new funding. If Sublessor exercises its option to cancel, it shall have the right to retain a portion of the security deposit paid by Sublessee under Section 5(d) of this Sublease equal to two month's rent as liquidated damages to Sublessor to cover the costs incurred in subleasing the Premises to Sublessor. If Sublessor does not exercise its option to cancel in the event the new funding is not received, Sublessor shall have the right to retain the three month security deposit until such time that Sublessee does receive its new Raiding. When and if Sublessee receives its new funding, Sublessor will refund an amount equal to two month's security deposit to Sublessee. The remaining one month's security deposit will remain with Sublessor and shall be refunded to Sublessee at the end of this Sublease term in accordance with Section 5(d) of this Sublease. Sublessee will provide prompt written notice to Sublessor of receipt of Sublessee's new funding.

11.  SUBLEASE INCONSISTENCIES WITH MASTER LEASE

     Should any inconsistencies exist between any term or provision of the Lease attached as Exhibit A and any term or provision of this Sublease, the terms and provisions of the Lease shall prevail as between Sublessor and Sublessee.

12.  COUNTERPARTS

     This agreement may be signed in counterparts, each of which shall be an original, and all of which constitute one and the same agreement

SUBLESSEE:                              SUBLESSOR:

Vicinity Corporation                    Attachmate Corporation
a California corporation                a Washington corporation

By:__________________________      By:____________________________

Its:_________________________      Its:___________________________

Date:________________________      Date:__________________________

The undersigned Lessor hereby consents to the foregoing Sublease on the express condition that the Sublessor shall remain liable for the prompt payment of the rent and performance of the terms, conditions and covenants of the lease between Lessor and Sublessor as Lessee and that no further subletting of the premises thereby demised, or any part thereof shall be made without the written consent of the undersigned.
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LESSOR:

Lincoln - Whitehall Pacific, LLC, a Delaware limited liability company

By: Lincoln Property Company Management Services, Inc., as Manager and Agent for Owner

By:__________________________________________

Its:_________________________________________

Date:________________________________________